Exhibit 10.16

SUBSCRIPTION AGREEMENT

PokerTek, Inc.

1020 Crews Road, Suite J

Matthews, NC 28106

Ladies and Gentlemen:

The undersigned (the “Subscriber”) hereby tenders this Subscription Agreement (the “Agreement”) in accordance with and subject to the terms and conditions set forth herein.

1. Subscription.

1.1 The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of shares of common stock, no par value per share (the “Common Stock”) of PokerTek, Inc., a North Carolina corporation (the “Company”), indicated on the signature page attached hereto, at the purchase price per share of Common Stock set forth on such signature page. The Subscriber has made payment by check or wire transfer in accordance with instructions from the Company in the full amount of the purchase price of the Common Stock for which the Subscriber is subscribing (the “Payment”). The Company reserves the right to accept or reject any subscription in whole or in part. The Payment will be held in escrow in an account at Wachovia Bank until the subscription is accepted or rejected. Subscriber shall not be entitled to earn interests on the Payment held in escrow.

1.2 The Subscriber understands that it will not earn interest on any funds held by the Company prior to the date of closing of the offering of the Common Stock (the “Offering”). The Company may hold an initial closing of the Offering (the “Initial Closing”) at any time after it has received subscriptions totaling $500,000.00 or more. The date of the Initial Closing is hereinafter referred to as the “Initial Closing Date.” The Company may hold additional closings after the Initial Closing. Any such additional closings are each hereinafter referred to as an “Additional Closing” and shall occur on one or more dates each hereinafter referred to as an “Additional Closing Date.” The Initial Closing Date and the Additional Closing Dates are each hereinafter sometimes referred to as a “Closing Date.” Upon receipt by the Company of payment for all Common Stock to be purchased by the subscribers whose subscriptions are accepted at any Closing, and subject to the satisfaction of certain conditions, the Common Stock so purchased will be issued in the name of each such subscriber. The Company will issue to each subscriber a certificate for the Common Stock purchased.

1.3 The Subscriber hereby agrees to be bound hereby upon execution and delivery to the Company of the signature page to this Subscription Agreement and acceptance by the Company of the Subscriber’s subscription (the “Subscription”).

1.4 The Subscriber agrees that the Company may, in its sole and absolute discretion and without notice, reject any subscription in its entirety or reduce the subscription to any number of

Common Stock that does not exceed the number of Common Stock covered hereby. In such an event, the Company will return to the prospective investor his, her or its subscription documents and Payment (or a pro rata portion of his, her or its Payment, if such Subscription is rejected only in part) without interest or deduction.

2. Offering Material.

The Subscriber represents and warrants that it is in receipt of and that it has carefully read and understands the Company’s Confidential Private Placement Memorandum, dated March 1, 2005 (the “Confidential Private Placement Memorandum”), including, but not limited to, the Company’s Business Plan and the documents attached as exhibits thereto (the “Business Plan”). The Subscriber is aware that:

(a) The terms and conditions set forth in the Confidential Private Placement Memorandum govern the Common Stock.

(b) There is no assurance the Company’s operations will be profitable.

(c) There are substantial risks incident to the ownership of the Common Stock. Such an investment is speculative and involves a high degree of risk of loss by the Subscriber of its entire investment in the Company.

(d) No federal or state agency has passed upon the Common Stock or made any finding or determination concerning the fairness of this investment. The Business Plan has not been filed with or reviewed by certain state securities administrators because of the private or limited nature of the offering.

3. Conditions to The Subscriber’s Obligations.

3.1 The obligation of the Subscriber to close the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions set forth in Sections 3.2 through 3.3 hereof.

3.2 The representations and warranties made by the Company herein shall be true in all material respects on and as of the Closing Date with the same effect as if they had been made on and as of the Closing Date.

3.3 All proceedings to be taken in connection with the Offering are to be consummated at or prior to the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Subscriber and its counsel. The Subscriber and its counsel shall have received copies of all documents and information that it may have reasonably requested in connection with the Offering, in form and substance reasonably satisfactory to Subscriber and its counsel.

4. Representations and Warranties; Covenants; Survival.

4.1 The Company represents and warrants that, as of the date of this Agreement:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina. The Company is entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted. Schedule A attached hereto presents a table setting forth the estimated capitalization of the Company subsequent to the Offering.

(b) There is no action or proceeding pending or, to the Company’s best knowledge, threatened, brought by or before any federal or state agency having jurisdiction over the operations of the Company which threatens in any material respect the continued operation of the Company or any material part of the Company’s business now conducted by it.

(c) The Company, by appropriate and required corporate action, has, or will have prior to the Initial Closing, duly authorized the execution of this Agreement and the issuance and delivery of the Common Stock. When issued in accordance with the terms of this Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

(d) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Articles of Incorporation or the bylaws of the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of a material nature of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, other than such breaches, defaults or liens which would not have a material adverse effect on the Company.

(e) The Business Plan was prepared exclusively by the Company and the balance of the Confidential Private Placement Memorandum was prepared based on information provided by the Company, and no other party, including Morris, Manning & Martin, LLP, legal counsel to the Company, shall be responsible for any misstatements or omissions in the Confidential Private Placement Memorandum.

5. Subscriber Representations. The Subscriber hereby represents, warrants and acknowledges and agrees with the Company as follows:

5.1 The Subscriber acknowledges that it is acquiring the Common Stock for Subscriber’s own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and any applicable state or other securities laws (“State Acts”). The Subscriber further agrees that Subscriber will not sell, assign, transfer or otherwise dispose of any of the Common Stock in violation of the Act or State Acts and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that the shares of Common Stock have not been registered under the Act or State Acts and further realizes that such shares of Common Stock cannot be sold, assigned, transferred or otherwise disposed of unless subsequently registered under the Act and State Acts or an exemption from such registration is available. The Subscriber agrees that any such transfer shall be covered by the terms of the Shareholders Agreement of the Company. The Subscriber further recognizes that the Company is not assuming any obligation to register such shares of Common Stock.

5.2 The Subscriber has been furnished with and has carefully read the Confidential Private Placement Memorandum and is familiar with and understands the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, the Subscriber is not relying on the Company (or any agent or representative of the Company). The Subscriber has carefully considered and has, to the extent the Subscriber believes such discussion necessary, discussed with the Subscriber’s professional legal, tax, accounting and financial advisors, the suitability of an investment in the Common Stock for the Subscriber’s particular tax and financial situation and has determined that the Common Stock being subscribed for by the Subscriber are a suitable investment for the Subscriber.

5.3 The Subscriber acknowledges that all documents, records and books pertaining to this investment which the Subscriber has requested have been made available for inspection by the Subscriber and the Subscriber’s attorney, accountant or other advisor(s).

5.4 The Subscriber and/or the Subscriber’s advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Subscriber.

5.5 The Subscriber is not subscribing for shares of Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

5.6 The Subscriber is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D under the Act. The Subscriber, by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate of the Company, directly or indirectly, can be reasonably assumed to have the capacity to protect its interests in connection with an investment in the Common Stock.

5.7 If the Subscriber is a natural person, the Subscriber is at least 21 years of age and has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Common Stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

5.8 The Subscriber or the Subscriber’s purchaser representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the Offering to evaluate the merits and risks of an investment in the Common Stock and to make an informed investment decision with respect thereto.

5.9 The Subscriber has not distributed the Confidential Private Placement Memorandum, or any part thereof, to anyone other than his, her or its legal and financial advisors and purchaser representative(s), if any, and no one except such advisors has used such document. Neither the Subscriber nor his, her or its purchaser representative(s) has made any copies thereof.

5.10 All of the information set forth herein is correct and complete as of the date hereof, and if there should be any material change in such information prior to the acceptance of this Subscription Agreement by the Company, the Subscriber will immediately furnish the revised or corrected information to the Company.

5.11 The Subscriber acknowledges that the Business Plan was prepared exclusively by the Company and the balance of the Confidential Private Placement Memorandum was prepared based on information provided by the Company, and no other party, including Morris, Manning & Martin, LLP, legal counsel to the Company, shall be responsible for any misstatements or omissions in the Confidential Private Placement Memorandum.

6. Partial Share Price Protection.

6.1 If the Company completes an initial public offering of its stock on or before September 1, 2007, at an offering price (the “IPO Price”) of less than 125% of the $5.58 per Share price, the Company will transfer to each Investor in the Offering, immediately prior to such initial public offering, additional shares of Common Stock (“Additional Shares”) in such number such that (1) the total dollar amount purchased by such Investor, (2) divided by the sum of the Shares purchased plus the Additional Shares, (3) equals four-fifths (4/5) of the IPO Price. If the Company completes an initial public offering of its stock after September 1, 2007, at an IPO Price of less than 150% of $5.58 per Share price, the Company will transfer to each Investor in the Offering, immediately prior to such initial public offering, Additional Shares of Common Stock in such number such that (1) the total dollar amount purchased by such Investor, (2) divided by the sum of the Shares purchased plus the Additional Shares, (3) equals two-thirds (2/3) of the IPO Price. Any issuance by the Company of Additional Shares under this Section 6.1 is referred to as a “Price Protection Issuance”. Subscriber acknowledges that the right of Subscriber, or any other purchaser of shares in the Offering, to receive a Price Protection Issuance may be waived by the holders of a majority of the shares of Common Stock sold by the Company in the Offering.

6.2 If at any time (1) the Company sells all or substantially all of its assets, (2) the Company is party to a merger in which the holders of the Company’s capital stock immediately prior to the merger own less than 50% of the surviving company’s capital stock or (3) the holders of at least 50% in interest of the Company’s voting shares sell their shares of capital stock in a transaction or series of transactions (any of such transactions is referred to as the “Transaction”) and in any Transaction the consideration per share (the “Transaction Price”) is less than the Purchase Price, the Company will, immediately prior to the Transaction, transfer to Subscriber Additional Shares such that the product of the Transaction Price multiplied by the sum of the Shares plus the Additional shares is equal to the aggregate amount paid by Subscriber for the Shares (such obligation to issue additional shares, the “Transaction Protection Issuance”). Subcriber acknowledges that the right of Subscriber, or any other purchaser of shares in the Offering, to receive a Transaction Protection Issuance may be waived by the holders of a majority of the shares of Common Stock sold by the Company in the Offering.

7. Miscellaneous.

7.1 Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth above, and in the case of the Subscriber to the address for correspondence set forth on the Subscriber Questionnaire.

7.2 This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of North Carolina, and shall be binding upon the Subscriber, the Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its respective successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.3 This Agreement, together with the Shareholders Agreement, constitute the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.

7.4 This Agreement shall be binding upon and inure to the benefit of the Company, and the Subscriber and their successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Please print or type. Use ink only.

(All Parties Must Sign)

(a)	The undersigned irrevocably subscribes for shares of Common Stock. NOTE: THIS NUMBER MUST BE A WHOLE NUMBER. THE COMPANY WILL NOT ISSUE A FRACTIONAL SHARE.

(b)	The total cost of the Common Stock subscribed for, at $5.58 per share, is $ .

Name of Subscriber (Print)	If other than Individual check one and indicate capacity of signatory under the signature:

	☐	Trust

Name of Joint Subscriber (if any) (Print)	☐	Estate

X Signature of Subscriber	☐	Uniform Gifts to Minors Act of State of
X Signature of Joint Subscriber (if any)	☐	Attorney-in-fact

	☐	Corporation

Capacity of Signatory (if applicable)	☐	Other

Social Security or Taxpayer Identification Number	If Joint Ownership, check one:

	☐	Joint Tenants with Right of Survivorship

Residence Address	☐	Tenants in Common

City State Zip Code	☐	Tenants by the Entirety

Telephone ( )	☐	Community Property

Email:

THE SUBSCRIPTION FOR                      SHARES OF COMMON STOCK OF POKERTEK, INC. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED THIS      DAY OF                         , 2005.

POKERTEK, INC.

By:

SCHEDULE A

POKERTEK, INC. CAPITALIZATION TABLE

Shareholder	Shares of Common Stock	Total Percentage	Options Exercisable for Shares of Common Stock	Total Shares	Total Fully- Diluted Percentage
Gehrig “Lou” White(1)	2,379,500	32.90%		2,379,500	29.73%
James Crawford(2)	1,554,500	21.49%		1,554,500	19.42%
WPT Enterprises, Inc.(4)	1,080,000	14.93%		1,080,000	13.49%
Lee Lomax	591,000	8.17%		591,000	7.38%
Lyle Berman(3)(4)	480,903	4.99%	200,000	560,903	7.01%
Doug Dalton	120,000	1.66%		120,000	1.50%
Other 2004 Private Placement Investors	489,676	8.43%		609,676	7.62%
Other Outstanding Stock Options			571,500	571,500	7.14%
Investors in this Offering	537,634	7.43%		537,634	6.72%

TOTAL	7,233,213	100%	771,500	8,004,713	100%

(1)	Includes shares held through an affiliated entity controlled by Mr. White.
(2)	Includes shares held through an affiliated entity controlled by Mr. Crawford.
(3)	Includes shares held through affiliated entities controlled by Mr. Berman.
(4)	Lyle Berman is an executive officer and director of WPT Enterprises, Inc. Shares of common stock held by Mr. Berman do not include shares held by WPT Enterprises, Inc. Mr. Berman disclaims beneficial ownership of such shares.